Exhibit 15.1

FINANCIAL REPORT	EXHIBITS INDEX	STRATEGIC REVIEW	PERFORMANCE REVIEW	EXHIBIT 15.4	ADDITIONAL INFORMATION	145

EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-283007 and 333-283008) on Form F-3 of our report dated 2 November 2025, with respect to the consolidated financial statements of Westpac Banking Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG
Sydney, Australia
4 November 2025